As filed with the Securities and Exchange Commission on June 6, 2014

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Perusahaan Perseroan (Persero)

PT Telekomunikasi Indonesia Tbk.

(Exact name of Registrant as specified in its charter)

Telecommunications Indonesia

(a state-owned public limited liability company)

(Translation of Registrant’s name into English)

Republic of Indonesia	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Jl. Japati No. 1

Bandung 40133

Indonesia

(62) (22) 452-7101

(Address and telephone number of Registrant’s principal executive offices)

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, DE 19711

(302) 738-6680

(Name, address and telephone number of agent for service)

Please send copies of all communications to:

Ashok K. Lalwani Jih-Shian Yeo Baker & McKenzie.Wong & Leow 8 Marina Boulevard, #05-01 Marina Bay Financial Centre Tower 1 Singapore Telephone: (65) 6434-2626 Facsimile: (65) 6338-1888	Investor Relations Unit Graha Merah Putih Jl. Gatot Subroto No. 52, 5th Floor Jakarta 12710 Indonesia Telephone: (62) (21) 521-5109 Facsimile: (62) (21) 522-0500

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (1)
Series B ordinary shares, par value 50 Rupiah per share (2)	—	—	—	$0

(1)

This Registration Statement covers an indeterminate amount of the Registrant’s ordinary shares that may be offered from time to time at indeterminate offering prices. The Registrant is deferring payment of the registration fee in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended.

(2)

These ordinary shares are represented by the Registrant’s American depositary shares, each of which represents 200 Series B ordinary shares of the Registrant. Such American depositary shares issuable on deposit of the ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (File No.: 333-177725).

PROSPECTUS

American Depositary Shares

PERUSAHAAN PERSEROAN (PERSERO)

PT TELEKOMUNIKASI INDONESIA TBK.

(Incorporated in the Republic of Indonesia)

Representing Ordinary Shares

This prospectus relates to the proposed sale from time to time by us of American Depositary Shares, or ADSs, of PT Telekomunikasi (Persero) Indonesia Tbk. Each ADS represents 200 Series B ordinary shares representing Series B ordinary shares, par value 50 Rupiah per share.

On June 4, 2014, the last reported sale price of the ADSs on the New York Stock Exchange was $42.19 per ADS.

When securities are offered under this prospectus, we will provide you with a prospectus supplement describing the specific terms of the offering. You should read this prospectus and any accompanying prospectus supplement carefully before you invest. We may sell these securities to or through underwriters, and also to other purchasers or through dealers or agents, or through any combination of these methods, on a continuous or delayed basis. The names of the underwriters will be set forth in the accompanying prospectus supplement.

This prospectus may not be used to consummate sales of ADSs unless accompanied by a prospectus supplement.

Investing in these securities involves risks. See “Risk Factors” beginning on page 6 of this prospectus, as well as other information contained or incorporated by reference in this prospectus and the applicable prospectus supplement before deciding to invest in the ADSs.

Neither the U.S. Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 6, 2014.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the U.S. Securities and Exchange Commission, which we refer to as the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we or certain of our shareholders may sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities pursuant to this prospectus, we will attach a prospectus supplement to the front of this prospectus that will contain specific information about the terms of the offering. We may also add, update or change information contained in this prospectus by means of a prospectus supplement or by incorporating by reference information that we file or furnish to the SEC. The registration statement that we filed with the SEC includes exhibits that provide more detail on the matters discussed in this prospectus. Before you invest in any securities offered by this prospectus, you should read this prospectus, any related prospectus supplements and the related exhibits filed with the SEC, together with the additional information described under the heading “Where You Can Find More Information” and “Incorporation By Reference.”

In this prospectus, “Telkom,” the Group,” the “Company,” “we,” “us” and “our” refer to PT Telekomunikasi Indonesia (Persero) Tbk and its consolidated subsidiaries, except where the context otherwise requires. All references in this prospectus to “$” are to U.S. dollars, all references to “Rupiah” or “Rp” are to the lawful currency of the Republic of Indonesia.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer of these securities in any jurisdiction where it is unlawful. You should assume that the information in this prospectus or any prospectus supplement, as well as the information we have previously filed with the SEC or incorporated by reference in this prospectus, is accurate only as of the date of the documents containing the information.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to periodic reporting and other informational requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders under the federal proxy rules contained in Sections 14(a), (b) and (c) of the Exchange Act, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. The reports and other information so filed can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms.

The SEC also maintains an internet website at http://www.sec.gov that contains reports, proxies, information statements and other material that are filed through the SEC’s Electronic Data Gathering, Analysis and Retrieval (EDGAR) system and filed electronically with the SEC.

We will furnish to The Bank of New York Mellon, as depositary bank of the ADSs, our annual and semi-annual reports. When the depositary bank receives these reports, it will upon our request promptly provide them to all holders of record of ADSs or otherwise make such reports available to such ADS holders in accordance with the terms of the deposit agreement. We will also furnish the depositary bank with all notices of shareholders’ meetings and other reports and communications in English that we make available to our shareholders. The depositary bank will make these notices, reports and communications available to holders of ADSs and will, upon our request, mail to all holders of record of ADSs the information contained in any notice of a shareholders’ meeting it receives.

Information about us is also available on our website at http://www.telkom.co.id. The information on our website is not part of this prospectus.

INCORPORATION BY REFERENCE

The rules of the SEC allow us to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be a part of this prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this prospectus or in any other subsequently filed document that is incorporated or deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

The following documents filed with the SEC are incorporated in this prospectus by reference:

(1) Our annual report on Form 20-F for the year ended December 31, 2013 (File No. 001-14406), which we filed with the SEC on April 1, 2014; and

(2) Our interim report for the period ended March 31, 2014 on Form 6-K filed with the SEC on April 30, 2014.

We also incorporate by reference in this prospectus all subsequent annual reports filed with the SEC on Form 20-F under the Exchange Act, and those of our reports submitted to the SEC on Form 6-K that we specifically identify in such form as being incorporated by reference in this prospectus after the date hereof and prior to the completion of an offering of securities under this prospectus.

In addition, all reports and other documents filed or submitted by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of an offering pursuant to this prospectus shall be deemed to be incorporated by reference in this prospectus and to be part of this prospectus from the date of filing or submission of such reports and documents.

You may also obtain copies of these documents free of charge by contacting us at the following address or telephone number set forth below:

PT Telekomunikasi (Persero) Indonesia Tbk.

Investor Relations Unit

Graha Merah Putih

Jl. Gatot Subroto No. 52, 5th Floor

Jakarta 12710

Indonesia

Telephone number (62) (21) 521-5109

FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference herein and any related prospectus supplement, contains “forward-looking statements” as defined in Section 27A of the U.S. Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act, within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our expectations and projections for our future operating performance and business prospects. The words “believe”, “expect”, “anticipate”, “estimate”, “project” and similar words identify forward-looking statements. In addition, all statements other than statements of historical facts included in this prospectus are forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements herein are reasonable, we can give no assurance that such expectations will prove to be correct. These forward-looking statements are subject to a number of risks and uncertainties, including changes in the economic, social and political environments in Indonesia. This prospectus, including the documents incorporated by reference herein, discloses, under the heading “Risk Factors” and elsewhere, important factors that could cause actual results to differ materially from our expectations.

PT TELEKOMUNIKASI INDONESIA (PERSERO) TBK.

We are a state-owned enterprise and currently the largest telecommunication service and network provider in Indonesia. We serve millions of customers throughout Indonesia with a complete range of telecommunications services that include fixed wireline and fixed wireless telephone connections, cellular services, network and interconnection services, as well as internet and data communication services. We also provide services in information, media and edutainment, including cloud-based and server-based managed services, e-Payment and IT enabler services, Pay TV, as well as e-Commerce and other portal services.

Corporate Information

We are a limited liability public company incorporated under the laws of Indonesia and domiciled in Bandung. We trade under the legal name “Perusahaan Perseroan (Persero) PT Telekomunikasi Indonesia Tbk” and with the commercial name “Telkom”. We were converted from a state agency to a state-owned enterprise on September 24, 1991 and obtained status as a legal entity on November 19, 1991 for an indefinite period of time. Our registered office is located at Jl. Japati No.1, Bandung 40133, Indonesia, and our telephone number is +(62) (21) 521 5109. Our agent for service of process in the United States with respect to the ADSs is Puglisi & Associates at 850 Library Avenue, Suite 204, Newark, DE, 19711. The information found on our corporate website (www.telkom.co.id) does not form part of this prospectus and is not incorporated by reference herein.

RISK FACTORS

Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in this prospectus, the applicable prospectus supplement and in our most recent Annual Report on Form 20-F, and in our updates, if any, to those Risk Factors in our periodic reports on Form 6-K, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. In addition to those Risk Factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

We cannot assure you that we are in compliance with every licensing requirement and/or approval relating to each of our BTS towers

We own more than 15,000 BTS towers. The regulatory and licensing requirements applicable to our BTS towers, including relating to siting, construction, utilization, environmental compliance and sharing of BTS towers, are subject to multiple layers of government oversight, including national, regional and local rules and regulations. We cannot assure you that we are in compliance with every licensing requirement and/or approval relating to each BTS tower. The failure to have or maintain the applicable licenses and/or approvals may have an adverse effect on our results of operations, financial condition and prospects as a whole.

USE OF PROCEEDS

Except as may be described otherwise in a prospectus supplement, we will add the net proceeds from any sale of the securities that we make under this prospectus to our general funds and will use them for funding any potential future acquisitions, working capital, project development, capital expenditures and general corporate purposes. In addition, we may apply the proceeds of such sale to the reduction of our short-term and other indebtedness as may be described in a prospectus supplement.

We may designate a specific allocation of the net proceeds of an offering of securities by us to a specific purpose, if any, at the time of the offering and will describe any allocation in the related prospectus supplement.

PROSPECTUS SUPPLEMENT

Unless the context otherwise requires, we will refer to the ordinary shares and ADSs as the “offered securities”. Each time offered securities are sold, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus. Accordingly, to the extent of any inconsistency, the information in this prospectus is superseded by the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information”.

DESCRIPTION OF SHARE CAPITAL

For a description of our share capital, including the rights and obligations attached thereto, please refer to “Item 7.A - Major Shareholders” and “Item 10.B - Memorandum and Articles of Association” in our Form 20-F, incorporated by reference herein. For a description of events which have changed the amount of our issued capital during the past three years, please refer to Note 1(c) of our consolidated financial statements included in our Form 20-F, incorporated by reference herein.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

American Depositary Shares

The Bank of New York Mellon is the depositary for the American Depositary Shares, also referred to as ADSs. Each ADS represents 200 shares deposited with the principal Jakarta office of Bank Dagang Negara, as custodian for the depositary. Each ADS will also represent any other securities, cash or other property which may be held by the depositary. The depositary’s office at which the ADSs will be administered is located at 101 Barclay Street, New York, New York 10286. The Bank of New York Mellon’s principal executive office is located at One Wall Street, New York, New York 10286.

You may hold ADSs either (A) directly (i) by having an American Depositary Receipt, also referred to as an ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (ii) by having ADSs registered in your name in the Direct Registration System, or (B) indirectly by holding a security entitlement in ADSs through your broker or other financial institution. If you hold ADSs directly, you are a registered ADS holder, also referred to as an ADS holder. This description assumes you are an ADS holder. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

The Direct Registration System, also referred to as DRS, is a system administered by The Depository Trust Company, also referred to DTC, under which the depositary may register the ownership of uncertificated ADSs, which ownership is confirmed by periodic statements sent by the depositary to the registered holders of uncertificated ADSs.

As an ADS holder, we will not treat you as one of our shareholders and you will not have shareholder rights. Indonesian law governs shareholder rights. The depositary will be the holder of the shares underlying your ADSs. As a registered holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary, ADS holders and all other persons indirectly or beneficially holding ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADSs.

The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of ADR. A copy of the deposit agreement is on file with the SEC under cover of a Registration Statement on Form F-6. You may obtain a copy of the deposit agreement from the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 and from the SEC’s website (www.sec.gov). Please refer to Registration Number 333-187978 when retrieving such copy. Please refer to Registration Number 333-177725 when retrieving such copy.

Dividends and Other Distributions

How will you receive dividends and other distributions on the shares?

The depositary has agreed to pay to ADS holders the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, after deducting its fees and expenses. You will receive these distributions in proportion to the number of Shares your ADSs represent.

Cash.

The depositary will convert any cash dividend or other cash distribution we pay on the shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and can not be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest.

Before making a distribution, any withholding taxes, or other governmental charges that must be paid will be deducted. See “Taxation”. It will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some or all of the value of the distribution.

Shares.

The depositary may distribute additional ADSs representing any shares we distribute as a dividend or free distribution. The depositary will only distribute whole ADSs. It will sell shares which would require it to deliver a fraction of an ADS and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new shares. The depositary may sell a portion of the distributed shares sufficient to pay its fees and expenses in connection with that distribution.

Rights to purchase additional shares.

If we offer holders of our securities any rights to subscribe for additional shares or any other rights, the depositary may make these rights available to ADS holders. If the depositary decides it is not legal and practical to make the rights available but that it is practical to sell the rights, the depositary will use reasonable efforts to sell the rights and distribute the proceeds in the same way as it does with cash. The depositary will allow rights that are not distributed or sold to lapse. In that case, you will receive no value for them.

If the depositary makes rights available to ADS holders, it will exercise the rights and purchase the shares on your behalf. The depositary will then deposit the shares and deliver ADSs to the persons entitled to them. It will only exercise rights if you pay it the exercise price and any other charges the rights require you to pay.

U.S. securities laws may restrict transfers and cancellation of the ADSs represented by shares purchased upon exercise of rights. For example, you may not be able to trade these ADSs freely in the United States. In this case, the depositary may deliver restricted depositary shares that have the same terms as the ADSs described in this section except for changes needed to put the necessary restrictions in place.

Other Distributions.

The depositary will send to ADS holders anything else we distribute on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, the depositary has a choice. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ADSs) to ADS holders unless it receives satisfactory evidence from us that it is legal to make that distribution. The depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our shares or any value for them if it is illegal or impractical for us to make them available to you.

Deposit, Withdrawal and Cancellation

How are ADSs issued?

The depositary will deliver ADSs if you or your broker deposits shares or evidence of rights to receive shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons that made the deposit.

How can ADS holders withdraw the deposited securities?

You may surrender your ADSs at the depositary’s office. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the shares and any other deposited securities underlying the ADSs to the ADS holder or a person the ADS holder designates at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its office, if feasible.

How do ADS holders interchange between certificated ADSs and uncertificated ADSs?

You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send to the ADS holder a statement confirming that the ADS holder is the registered holder of uncertificated ADSs. Alternatively, upon receipt by the depositary of a proper instruction from a registered holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to the ADS holder an ADR evidencing those ADSs.

Voting Rights

How do you vote?

ADS holders may instruct the depositary how to vote the number of deposited shares their ADSs represent. The depositary will notify ADS holders of shareholders’ meetings and arrange to deliver our voting materials to them if we ask it to. Those materials will describe the matters to be voted on and explain how ADS holders may instruct the depositary how to vote. For instructions to be valid, they much reach the depositary by a date set by the depositary.

Otherwise, you won’t be able to exercise your right to vote unless you withdraw the shares. However, you may not know about the meeting enough in advance to withdraw the shares.

The depositary will try, as far as practical, subject to the laws of Indonesia and of our articles of association or similar documents, to vote or to have its agents vote the shares or other deposited securities as instructed by ADS holders. The depositary will only vote or attempt to vote as instructed or as described in the following sentence. If we timely asked the depositary to solicit your instructions but the depositary does not receive your instructions by the date it set, it will consider you to have instructed it, and it will give a discretionary proxy to vote the deposited securities to a person designated by us, unless we notify the Depositary that (i) we do not want to receive a proxy, (ii) substantial opposition exists or (iii) the matter to be voted on would materially and adversely affect the rights of holders of shares.

We can not assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your shares. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise your right to vote and there may be nothing you can do if your shares are not voted as you requested.

In order to give you a reasonable opportunity to instruct the Depositary as to the exercise of voting rights relating to Deposited Securities, if we request the Depositary to act, we agree to give the Depositary notice of any such meeting and details concerning the matters to be voted upon at least 45 days in advance of the meeting date.

Fees and Expenses

Persons depositing or withdrawing shares or ADS holders must pay:	For:

$5.00 (or less) per 100 ADSs (or portion of 100 ADSs)

Issuance of ADSs, including issuances resulting from a distribution of shares or rights or other property

Cancellation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates

$.05 (or less) per ADS	Any cash distribution to ADS holders

A fee equivalent to the fee that would be payable if securities distributed to you had been shares and the shares had been deposited for issuance of ADSs	Distribution of securities distributed to holders of deposited securities which are distributed by the depositary to ADS holders

$.05 (or less) per ADSs per calendar year	Depositary services

Registration or transfer fees	Transfer and registration of shares on our share register to or from the name of the depositary or its agent when you deposit or withdraw shares

Expenses of the depositary	Cable, telex and facsimile transmissions (when expressly provided in the deposit agreement) converting foreign currency to U.S. dollars

Taxes and other governmental charges the depositary or the custodian has to pay on any ADSs or shares underlying ADSs, such as stock transfer taxes, stamp duty or withholding taxes	As necessary

Any charges incurred by the depositary or its agents for servicing the deposited securities	As necessary

The depositary collects its fees for delivery and surrender of ADSs directly from investors depositing shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The depositary may collect any of its fees by deduction from any cash distribution payable to ADS holders that are obligated to pay those fees. The depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.

From time to time, the depositary may make payments to us to reimburse and / or share revenue from the fees collected from ADS holders, or waive fees and expenses for services provided, generally relating to costs and expenses arising out of establishment and maintenance of the ADS program. In performing its duties under the deposit agreement, the depositary may use brokers, dealers or other service providers that are affiliates of the depositary and that may earn or share fees or commissions.

Payment of Taxes

You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register any transfer of your ADSs or allow you to withdraw the deposited securities represented by your ADSs until such taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your American Depositary Shares to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to ADS holders any proceeds, or send to ADS holders any property, remaining after it has paid the taxes.

Reclassifications, Recapitalizations and Mergers

If we:	Then:

•    Change the nominal or par value of our shares

•    Reclassify, split up or consolidate any of the deposited securities

•    Distribute securities on the shares that are not distributed to you

•    Recapitalize, reorganize, merge, liquidate, sell all or substantially all of our assets, or take any similar action

The cash, shares or other securities received by the depositary will become deposited securities. Each ADS will automatically represent its equal share of the new deposited securities.

The depositary may distribute new ADSs representing the new deposited securities or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.

Amendment and Termination

How may the deposit agreement be amended?

We may agree with the depositary to amend the deposit agreement and the ADRs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.

How may the deposit agreement be terminated?

The depositary will terminate the deposit agreement at our direction by mailing notice of termination to the ADS holders then outstanding at least 30 days prior to the date fixed in such notice for such termination. The depositary may also terminate the deposit agreement by mailing notice of termination to us and the ADS holders if 60 days have passed since the depositary told us it wants to resign but a successor depositary has not been appointed and accepted its appointment.

After termination, the depositary and its agents will do the following under the deposit agreement but nothing else: collect distributions on the deposited securities, sell rights and other property, and deliver shares and other deposited securities upon cancellation of ADSs. Four months after termination, the depositary may sell any remaining deposited securities by public or private sale. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement for the pro rata benefit of the ADS holders that have not surrendered their ADSs. It will not invest the money and has no liability for interest. The depositary’s only obligations will be to account for the money and other cash. After termination our only obligations will be to indemnify the depositary and to pay fees and expenses of the depositary that we agreed to pay.

Limitations on Obligations and Liability

Limits on our Obligations and the Obligations of the Depositary; Limits on Liability to Holders of ADSs

The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. We and the depositary:

•	are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith;

•	are not liable if we are or it is prevented or delayed by law or circumstances beyond our control from performing our or its obligations under the deposit agreement;

•	are not liable if we or it exercises discretion permitted under the deposit agreement;

•

are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement, or for any special, consequential or punitive damages for any breach of the terms of the deposit agreement;

•	have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreement on your behalf or on behalf of any other person;

•	are not liable for the acts or omissions of any securities depository, clearing agency or settlement system; and

•	may rely upon any documents we believe or it believes in good faith to be genuine and to have been signed or presented by the proper person.

In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.

Requirements for Depositary Actions

Before the depositary will deliver or register a transfer of ADSs, make a distribution on ADSs, or permit withdrawal of shares, the depositary may require:

•	payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any shares or other deposited securities;

•	satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

•	compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver ADSs or register transfers of ADSs when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we think it advisable to do so.

Your Right to Receive the Shares Underlying your ADSs

ADS holders have the right to cancel their ADSs and withdraw the underlying shares at any time except:

•

when temporary delays arise because: (i) the depositary has closed its transfer books or we have closed our transfer books; (ii) the transfer of shares is blocked to permit voting at a shareholders’ meeting; or (iii) we are paying a dividend on our shares;

•	when you owe money to pay fees, taxes and similar charges; or

•	when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.

Pre-release of ADSs

The deposit agreement permits the depositary to deliver ADSs before deposit of the underlying shares. This is called a pre-release of the ADSs. The depositary may also deliver shares upon cancellation of pre-released ADSs (even if the ADSs are canceled before the pre-release transaction has been closed out). A pre-release is closed out as soon as the underlying shares are delivered to the depositary. The depositary may receive ADSs instead of shares to close out a pre-release. The depositary may pre-release ADSs only under the following conditions: (1) before or at the time of the pre-release, the person to whom the pre-release is being made represents to the depositary in writing that it or its customer owns the shares or ADSs to be deposited; (2) the pre-release is fully collateralized with cash or other collateral that the depositary considers appropriate; and (3) the depositary must be able to close out the pre-release on not more than five business days’ notice. In addition, the depositary will limit the number of ADSs that may be outstanding at any time as a result of pre-release, although the depositary may disregard the limit from time to time if it thinks it is appropriate to do so.

Direct Registration System

In the deposit agreement, all parties to the deposit agreement acknowledge that the DRS and Profile Modification System, or Profile, will apply to uncertificated ADSs upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC under which the depositary may register the ownership of uncertificated ADSs, which ownership will be confirmed by periodic statements sent by the depositary to the registered holders of uncertificated ADSs. Profile is a required feature of DRS that allows a DTC participant, claiming to act on behalf of a registered holder of ADSs, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register that transfer.

In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreement understand that the depositary will not determine whether the DTC participant that is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the depositary’s reliance on and compliance with instructions received by the depositary through the DRS/Profile System and in accordance with the deposit agreement will not constitute negligence or bad faith on the part of the depositary.

Shareholder communications; inspection of register of holders of ADSs

The depositary will make available for your inspection at its office all communications that it receives from us as a holder of deposited securities that we make generally available to holders of deposited securities. The depositary will send you copies of those communications if we ask it to. You have a right to inspect the register of holders of ADSs, but not for the purpose of contacting those holders about a matter unrelated to our business or the ADSs.

TAXATION

U.S. Federal Income Taxation

The applicable prospectus supplement will describe material U.S. federal income tax consequences of the ownership and disposition of the ADSs offered thereunder to certain U.S. persons.

Indonesia Tax Considerations

The applicable prospectus supplement will describe the material Indonesia tax consequences of the ownership and disposition of the ADSs offered thereunder.

PLAN OF DISTRIBUTION

We may offer the securities through one or more underwriters, dealers and agents, or directly to one or more purchasers, or through a combination of these methods on a delayed or continuous basis. We may distribute the securities from time to time in one or more transactions at a fixed price or prices (which may be changed from time to time), at market prices prevailing at the times of sale, at prices related to these prevailing market prices or at negotiated prices that may vary. We may offer securities in the same offering, or we may offer securities in separate offerings. We may offer and sell a portion of the offered securities outside the United States at an offering price and on terms specified in the prospectus supplement relating to a particular issue of the offered securities. The applicable prospectus supplement will describe the terms of the offering of the securities, including:

•	the offeror(s) of the securities;

•	the terms of the securities to which the prospectus supplement relates;

•	the name or names of any underwriters;

•	the purchase price of the securities and the proceeds to be received from the sale;

•	any overallotment options under which underwriters may purchase additional securities;

•	any public offering price;

•	any underwriting discounts and other items constituting underwriters’ compensation; and

•	any discounts or concessions allowed or reallowed or paid to dealers.

If underwriters are used in the sale of any of the securities in connection with this prospectus, those securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate.

The obligations of the underwriters to purchase securities will be subject to the conditions precedent agreed to by the parties, and the underwriters will be obligated to purchase all the securities of a class or series if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Underwriters or agents may make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on an existing trading market for our Ordinary Shares or ADSs, or sales made to or through a market maker other than on an exchange.

Securities may be sold directly by our company or through agents designated by our company from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by our company to any agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by eligible institutions to purchase securities from our company at the public offering price set forth in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. The conditions to these contracts and the commissions payable for solicitation of these contracts will be set forth in the applicable prospectus supplement.

Agents and underwriters may be entitled to indemnification by our company against some civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make relating to these liabilities. Agents and underwriters may be customers of, engage in transactions with, or perform services for, our company in the ordinary course of business.

LEGAL MATTERS

Certain legal matters of United States federal law and New York State law will be passed upon for us by Baker & McKenzie.Wong & Leow. The validity of the ordinary shares represented by the ADSs and certain other legal matters as to Indonesian law will be passed upon for us by Hadiputranto, Hadinoto & Partners, our Indonesian counsel. Baker & McKenzie.Wong & Leow may rely on the opinion of Hadiputranto, Hadinoto & Partners with respect to all matters of Indonesian law.

EXPERTS

Purwantono, Suherman & Surja (a member firm of Ernst & Young Global Limited), independent registered public accounting firm, has audited our consolidated financial statements as of and for the years ended December 31, 2013 and 2012 as set forth in their report, which is incorporated by reference herein. These consolidated financial statements, included in our Annual Report on Form 20-F for the year ended December 31, 2013, are incorporated by reference in reliance on their reports given on their authority as experts in auditing and accounting.

The consolidated financial statements for the year ended December 31, 2011 incorporated in this Prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2013 have been so incorporated in reliance on the report of Kantor Akuntan Publik Tanudiredja, Wibisana & Rekan, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

SERVICE OF PROCESS AND ENFORCEMENT OF JUDGMENTS

We are established under the laws of the Republic of Indonesia. Many of our directors and officers reside outside the United States, and a substantial portion of our assets and all or a substantial portion of the assets of such persons are located outside the United States. As a result, it may be difficult for you to serve legal process on us or our directors and executive officers (as well as certain directors, managers and executive officers of the finance subsidiaries) or have any of them appear in a U.S. court.

We have appointed Puglisi & Associates as our authorized agent upon whom process may be served in any action instituted in any U.S. federal or state court having subject matter jurisdiction in the Borough of Manhattan in New York, New York, arising out of or based upon the ADSs, the deposit agreement or the underwriting agreement related to the ADSs.

Hadiputranto, Hadinoto & Partners, our Indonesian counsel, has advised us that that judgments of courts outside Indonesia are not recognized or enforceable in Indonesian courts, although such judgments could be admissible as evidence in a proceeding on the underlying claim in Indonesian courts as the Indonesian courts deems appropriate in its sole discretion. A claimant may be required to pursue claims in Indonesian courts on the basis of Indonesian law. A de novo reexamination of the underlying claim will be required before the Indonesian courts. Claims and remedies available under Indonesian law may not be as extensive as those available in other jurisdictions. No assurance can be given that Indonesian courts will protect the interests of a claimant in the same manner or at the same extent as courts outside of Indonesia.

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

Neither the laws of Indonesia nor the registrants’ constitutive documents provide for indemnification of directors and officers. However, the registrants’ directors and officers benefit from insurance against civil liabilities, including civil liabilities in connection with the registration, offering and sale of the securities.

Item 9. Exhibits

See Exhibit Index beginning on page II-7 of this registration statement.

Item 10. Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or any decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 of Regulation S-K if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Act of 1934, as amended, that are incorporated by reference in this Form F-3.

(5) That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933, as amended, shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of 314 securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities:

(i) The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(aa) any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(bb) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(cc) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(dd) any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(ii) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(iii) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Jakarta, Indonesia, on June 6, 2014.

PERUSAHAAN PERSEROAN (PERSERO) PT TELEKOMUNIKASI INDONESIA TBK

By:	/s/ Arief Yahya
	Name:	Arief Yahya
	Title:	President Director/Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Arief Yahya and Honesti Basyir, and each of them, as his true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him and in his name, place or stead, in any and all capacities, to sign (i) any and all amendments, including post-effective amendments, and supplements to this registration statement on Form F-3, (ii) any exhibits to any such registration statement, amendments, supplements, or (iii) any and all applications and other documents in connection with any such registration statement amendments, or supplements, and generally to do all things and perform any and all acts and things whatsoever requisite and necessary or desirable to enable PT Telekomunikasi Indonesia Tbk to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the U.S. Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on June 6, 2014.

Signature	Title

/s/ Arief Yahya	President Director / Chief Executive Officer
Arief Yahya	(Principal Executive Officer)

/s/ Honesti Basyir	Director of Finance / Chief Financial Officer
Honesti Basyir	(Principal Financial and Accounting Officer)

/s/ Sukardi Silalahi	Director of Customer Service
Sukardi Silalahi

/s/ Mohammad Awaluddin	Director of Enterprise & Business Service
Mohammad Awaluddin

/s/ Indra Utoyo	Director of Innovation & Strategic Portfolio
Indra Utoyo

/s/ Rizkan Chandra	Director of Network IT & Solution
Rizkan Chandra

/s/ Priyantono Rudito	Director of Human Capital Management
Priyantono Rudito

/s/ Ririek Adriansyah	Director of Wholesale & International Service
Ririek Adriansyah

/s/ Puglisi & Associates	Authorized U.S. Representative
Puglisi & Associates

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of PT Telekomunikasi Indonesia, Tbk. has signed this registration statement on June 6, 2014.

PERUSAHAAN PERSEROAN (PERSERO) PT TELEKOMUNIKASI INDONESIA TBK

By:	/s/ Puglisi & Associates
	Name:	Puglisi & Associates
	Title:	Authorized U.S. Representative

Index to Exhibits

Number	Description of Exhibit

1.1*	Form of Underwriting Agreement.

4.1

Form of Deposit Agreement among PT Telekomunikasi Indonesia, Tbk., The Bank of New York Mellon., as the depositary bank and all Holders and Beneficial Owners of ADSs issued thereunder (incorporated by reference to Exhibit 1 to our Registration Statement on Form F-6 (file no. 333-177725), filed with the SEC on November 3, 2011).

4.2	Form of American Depositary Receipt (incorporated by reference to Exhibit A to our Prospectus filed pursuant to Rule 424(b)(3) (file no. 333-177725), filed with the SEC on September 12, 2013).

5.1	Opinion of Hadiputranto, Hadinoto & Partners.

23.1	Consent of Purwantono, Suherman & Surja (a member firm of Ernst & Young Global Limited).

23.2	Consent of Kantor Akuntan Publik Tanudiredja, Wibisana & Rekan.

23.3	Consent of Hadiputranto, Hadinoto & Partners (included in Exhibit 5.1).

24.1	Powers of Attorney (included in the signature page to this Registration Statement).

*

To be filed as an amendment to this registration statement or as an exhibit to a report filed or furnished to the SEC pursuant to the Securities Exchange Act of 1934 and incorporated by reference into the Registration Statement.